Confidential
                                                                    ------------

                          ELECTRONICS FOR IMAGING, INC.
                                303 Velocity Way
                          Foster City, California 94404


February 13, 2003


Printcafe Software, Inc.
Forty 24th Street
Pittsburgh, Pennsylvania  15222

Ladies and Gentlemen:

     Printcafe Software, Inc., a Delaware corporation (the "Company"), is a party to that certain Credit Agreement, dated as of December 31, 2001 and amended as of June 10, 2002, by and between the Company and Iris Graphics, Inc. (the "Existing Credit Agreement") and that certain Guarantee and Collateral Agreement, dated as of December 31, 2001, by and among the Company, certain of its subsidiaries and Iris Graphics, Inc. (the "Collateral Agreement" and together with the Existing Credit Agreement, the "Existing Transaction Documents").

     The Company and Electronics For Imaging, Inc., a Delaware corporation ("EFI"), are engaged in preliminary discussions regarding a potential business combination between the parties (the "Business Combination"). In order to induce the Company to take actions in furtherance of the Business Combination , EFI is prepared to extend credit (the "Standby Credit") to the Company, pursuant to the terms in the Existing Transaction Documents as modified by this letter agreement (this "Letter Agreement"). This Letter Agreement and the Existing Transaction Documents set forth the terms and conditions upon which EFI agrees to extend the Standby Credit to the Company. Any and all capitalized terms not otherwise defined herein shall have the meanings given to them in the Existing Credit Agreement.

     EFI and the Company, intending to be legally bound, agree as follows:

     1.   Standby Credit.

          (a) Subject to the terms and conditions hereof, EFI irrevocably agrees to disburse to the Company, in immediately available funds, $11.0 million upon three Business Days' Notice of a Standby Trigger Event. For purposes of this Letter Agreement, a "Standby Trigger Event" shall occur if Iris Graphics, Inc. or any of its successors or assignees (together with any successors or assigns, "Iris") declares any amounts owed to Iris under the Existing Transaction Documents due and payable as the result of any default by the Company thereunder, which default arises as a result of or in connection with any action taken by the Company in furtherance of, or otherwise in connection with, the Business Combination, including, without limitation, the Company's adoption of a


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stockholders right plan (the "Rights Plan"). Notwithstanding the foregoing, if all amounts due and payable by the Company as the result of a Standby Trigger Event are less than $11.0 million, then EFI shall only be obligated to disburse to the Company such lesser amount; provided, however, that EFI shall remain obligated to disburse additional funds to the Company, up to $11.0 million, if additional Standby Trigger Events occur.

          (b) Subject to the terms and conditions hereof and on the express condition that EFI and the Company shall have entered into a definitive merger agreement on or before February 24, 2003 and such merger agreement has not been terminated in accordance with its terms, EFI irrevocably agrees to disburse upon three Business Days' notice, until the earlier of the termination of the merger agreement in accordance with its terms or the effective time of the merger contemplated therein, to the Company, in immediately available funds, an amount equal to $1.0 million if the Company's cash balance as of the close of business on the date notice is given by the Company is less than $1.0 million; provided that (i) the Company shall have managed its cash position in accordance with its past practices (including, without limitation, collecting receivables in the ordinary course of business, no prepayments of liabilities, and no cash payments on account of equity interests) and (ii) the Company shall not be permitted to borrow pursuant to Sections 1(b) and 1(c) collectively more than $3.0 million in the aggregate.

          (c) Subject to the terms and conditions hereof and on the express condition that EFI and the Company shall have entered into a definitive merger agreement on or before February 24, 2003, such merger agreement has not been terminated in accordance with its terms and the requisite majority of the Company's stockholders have voted to adopt the merger agreement, EFI irrevocably agrees to disburse, as of the date the stockholders adopt the merger agreement and upon three Business Days' notice, until the earlier of the termination of the merger agreement in accordance with its terms or the effective time of the merger contemplated therein, to the Company, in immediately available funds, an amount equal to $1.0 million if the Company's cash balance as of the close of business on the date notice is given by the Company is less than $1.0 million; provided that the Company shall not be permitted to borrow pursuant to Sections 1(b) and 1(c) collectively more than $3.0 million in the aggregate.

     2. Terms and Conditions. If EFI becomes obligated pursuant to paragraph 1 of this Letter Agreement to disburse any portion of the Standby Credit to the Company, (a) EFI shall have all of the obligations under this Letter Agreement as the Lender under the Existing Transaction Documents (other than funding obligations of the Lender arising under the Existing Transaction Documents) as if such obligations were fully set forth in this Letter Agreement, except as set forth herein; and (b) the Company shall comply with all of its obligations under the Existing Transaction Documents (as well as its additional obligations under this Letter Agreement), except as set forth herein. The obligations of the Company to EFI arising under the Existing Transaction Documents shall be limited to those obligations arising on or after the date that the Standby Credit is funded, after giving effect to the funding of the Standby Credit, and the


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                                                                               3


Company shall not be liable thereunder to EFI for any breaches of the Existing Transaction Documents that occurred prior to such date including, without limitation, any Event of Default under the Existing Transaction Documents due to any actions taken by the Company in furtherance of a Business Combination or the adoption of the Rights Plan. The parties shall construe their respective obligations under the Existing Transaction Documents in light of the purposes of this Letter Agreement and shall not be obligated to perform under the Existing Transaction Documents to the extent that any such performance would be inconsistent with the purposes of this Letter Agreement. The Company shall not be liable to EFI for a breach of any of the representations and warranties contained in the Existing Transaction Documents. Instead, the Company shall only be liable to the extent that it breaches representations and warranties made to EFI as of the date of the Closing (the "Closing Date") pursuant to Section 7(j).

     3. Interest Rate. Notwithstanding the terms of the Existing Credit Agreement, all loans pursuant Section 1(a) shall bear interest from the date of funding at the rate of 8% per annum payable in arrears on January 2, 2004 or sooner upon the termination of this Letter Agreement in accordance with its terms and loans pursuant to Sections 1(b) and 1(c) shall bear interest from the date of funding at a rate per annum equal to the prime rate of interest as published, from time to time, by Citibank plus two percent and not at the interest rates specified in the Existing Transaction Documents payable in arrears on January 2, 2004 or sooner upon the termination of this Letter Agreement in accordance with its terms.

     4.   Events of Default; Covenants.

          (a) In addition to the Events of Default contained in Section 7 of the Existing Credit Agreement, the Company hereby agrees that an Event of Default shall have occurred pursuant to this Letter Agreement and, assuming EFI has extended the Standby Credit pursuant to this Letter Agreement, if on or before June 30, 2003, a Business Combination has not occurred between the Company and EFI unless the reason that such a Business Combination has not occurred by such date is due to a material breach by EFI of its obligations under the definitive merger agreement (if, as and when such agreement is executed and delivered). EFI shall have the right to exercise any and all remedies provided for in the Existing Transaction Documents if an Event of Default occurs, except to the extent the Existing Transaction Documents are modified by this Letter Agreement.

          (b) Notwithstanding any other provision of this Letter Agreement or any provision of the Existing Transaction Documents, the Company shall not be obligated to comply with the following covenants contained in the Existing Credit Agreement to the extent set forth below.

               (i) The Company shall not be obligated to comply with the covenant in Section 5.1(a) that obligates the Company to provide an audit report that does not contain a "going concern" or like qualification or exception;


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                                                                               4


               (ii) The Company shall not be obligated to comply with the covenant contained in Section 5.6(c) relating to certain board observation rights of the Lender;

               (iii) The Company shall not be obligated to comply with the covenant contained in Section 5.7(d) relating to the Company's obligation to provide the Lender with notice of any bona fide interest from a third party to acquire all of the assets or shares of the Company and the details of any such proposal;

               (iv) The Company shall not be obligated to comply with the covenant contained in Section 5.10 relating to the Company's obligation to pay off the CSI Debt;

               (v) The Company shall not be obligated to comply with the covenant contained in Section 6.2 to the extent that it does not allow the Company to incur the additional debt contemplated by this Letter Agreement;

               (vi) The Company shall not be obligated to comply with the covenant contained in Section 6.4 to the extent that it does not include the liens in favor of the holders of the Hagen Debt.

               (vii) The Company shall not be obligated to comply with the covenant contained in Section 6.10 to the extent that it does not permit the Company to pay off the National City Debt, the Hagen Debt or debt arising under the Existing Transaction Documents.

     5. Exercise of Option. To the extent that EFI exercises its option to purchase shares of the Company pursuant to that certain option agreement, dated as of the date hereof, by and between EFI and the Company (the "Option Agreement"), the Company shall be obligated to repay the Standby Credit in an amount equal to the aggregate purchase price EFI pays the Company for the shares purchased pursuant to the Option Agreement. The Company shall repay such amount within 5 days of the closing of the purchase and sale of shares contemplated by the Option Agreement.

     6. Notice. If EFI becomes obligated pursuant to Section 1(a) to extend the Standby Credit or any portion thereof, the Company shall provide EFI with written notice of the Standby Trigger Event, together with a copy of any relevant correspondence received by the Company from Iris or any other person, as the case may be. If EFI becomes obligated pursuant to Sections 1(b) and 1(c) to extend the working capital portion of the Standby Credit, the Company shall provide EFI with written notice of the Company's request for such disbursement, together with a statement certified by the Company's chief financial officer of the Company's cash balance as of the close of business on the date that notice is given.

     7. Conditions Precedent. The conditions specified in Section 4 of the Existing Credit Agreement shall not be applicable; and in lieu thereof, the agreement of EFI to extend the Standby Credit or any portion thereof is subject



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                                                                               5


to the satisfaction, prior to or concurrently with the making of each such loan, of the conditions precedent set forth below:

          (a) Financial Statements. EFI shall have received unaudited December 31, 2002 consolidated financial statements of the Company or, if available, the audited consolidated financial statements of the Company as of such date, and the unaudited consolidated financial statements of the Company for each fiscal month and quarterly period ended subsequent to December 31, 2002 as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of EFI, reflect any material adverse change in the consolidated financial condition of the Company since December 31, 2002 (other than changes (i) arising out of a Standby Trigger Event, or (ii) relating to the maturity of the Company's existing indebtedness);

          (b) Approvals. EFI shall have received (i) all governmental and third party approvals or consents necessary in connection with this Letter Agreement, including, without limitation, the consents of the holders of the M Data Debt agreeing that in the event EFI replaces or refinances the obligations of Iris pursuant to the Existing Credit Agreement, the holders of the M Data Debt agree to allow the Company to grant EFI a junior subordinated security interest in any assets of M Data, Inc. in which the holders of the M Data Debt have a security interest, and such approvals and consents shall be in full force and effect; and
(ii) all requisite corporate approvals necessary to authorize the execution, delivery and performance of this Letter Agreement. Notwithstanding the foregoing the Company shall not be required to deliver the consents of Iris, the holders of the Hagen Debt and the holders of the National City Debt;

          (c) Lien Searches. EFI shall have received (i) an officer's certificate from the Company that indicates that there are no liens on any of the assets of the Loan Parties except for (A) Permitted Liens, liens in favor of Iris arising under the Existing Transaction Documents, the liens previously granted to the Hagen Noteholders and the liens previously granted to National City Bank, (B) liens described on Schedule 7(c), or (C) liens discharged on or prior to or in connection with the funding of the Standby Credit pursuant to documentation satisfactory to EFI and (ii) an undertaking from the Company to promptly obtain and deliver to EFI the results of a lien search that confirm the certifications contained in the aforementioned officer's certificate;

          (d) Fees. EFI shall have received all fees required to be paid, and all reasonable expenses incurred by EFI for which invoices have been presented (including the reasonable fees and expenses of legal counsel) in an aggregate amount not to exceed $20,000, solely in connection with preparation and execution of this Letter Agreement and the filing and recording of any financing statements related thereto. All such amounts will be paid with proceeds of the Standby Credit on the Closing Date and will be reflected in the funding instructions given by the Company to EFI on or before the Closing Date;

          (e) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. EFI shall have received (i) a certificate of each Loan


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                                                                               6


Party, dated as of the Closing Date, substantially in the form of Exhibit C to the Existing Transaction Documents (but with conforming changes to reflect differences between the Existing Credit Agreement and this Letter Agreement), with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a short form good standing certificate for each Loan Party from its jurisdiction of organization as of a date within ten (10) days of the Closing;

          (f) Pledged Stock; Stock Powers; Pledged Notes. If the Standby Trigger Event has occurred, then EFI shall have received a written undertaking by the Company to (A) promptly use the proceeds of the Standby Credit together with existing Company funds to pay off all amounts due and payable under the Existing Credit Agreement, (B) use all commercially reasonable efforts to cause Iris to release the Pledged Stock and the Pledged Notes in accordance with the Collateral Agreement, (C) deliver to EFI (promptly after receiving the same from Iris) the certificates representing the shares of Capital Stock pledged pursuant to the Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (E) deliver to EFI (promptly after receiving the same from Iris) each promissory note (if any) pledged to Iris pursuant to the Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof;

          (g) Filings, Registrations and Recordings. If the Standby Trigger Event has occurred, then EFI shall have received a written undertaking by the Company to (A) promptly use the proceeds of the Standby Credit together with existing Company funds to pay off all amounts due and payable under the Existing Credit Agreement, (B) use all commercially reasonable efforts to cause Iris to terminate any existing financing statements relating to the Collateral that were filed in connection with the Existing Credit Agreement under the Uniform Commercial Code, (C) take such other commercially reasonable actions as may be necessary to terminate such financing statements, (D) deliver to EFI in a form proper for filing, registration or recordation, each document (including any Uniform Commercial Code financing statement) required under law or reasonably requested by EFI to be filed, registered or recorded in order to create in favor of EFI, for the benefit of EFI, a perfected Lien on the Collateral, prior and superior in right to any other Person (other than with respect to the Liens referred to in clauses (A), (B) or (C) of Section 7(c));

          (h) Insurance. EFI shall have received a insurance certificates satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement;

          (i) No Default. The Company shall not be in material default of this Letter Agreement;

          (j) Representations and Warranties. Each of the representations and warranties set forth on Exhibit 7(j) (subject to the exceptions specified in disclosure schedule at the end of such Exhibit 7(j)) shall be true and correct in all material respects as of the Closing Date; provided that this condition


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                                                                               7


shall be deemed satisfied to the extent that any of the representations and warranties set forth on Exhibit 7(j) (subject to the exceptions specified in the disclosure schedule at the end of Exhibit 7(j)) are not true and correct in all material respects as of the Closing Date solely as a result of the Company's actions in furtherance of the Business Combination;

          (k) No Breach Under Option Agreement. The Company shall not have breached its obligations, representations or warranties in the option agreement, dated as of the date hereof, by and between EFI and the Company, executed and delivered concurrently with this Letter Agreement; and

          (l) No Breach Under Ancillary Letter Agreement. The Company shall not have breached its obligations in the ancillary letter agreement relating to the Business Combination, dated as of the date hereof, by and between EFI and the Company, executed and delivered concurrently with this Letter Agreement.

     8.   Representations and Warranties of the Company.

          (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and
(ii) has the corporate power and authority to execute, deliver and perform its obligations under this Letter Agreement .

          (b) The execution, delivery and performance by the Company of this Letter Agreement and the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action of the Company, (ii) do not contravene the terms of the Company's certificate of incorporation or bylaws,
(iii) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien or encumbrance under, any contractual obligation of the Company or its subsidiaries or any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other governmental or regulatory authority or stock exchange applicable to the Company or its subsidiaries and (iv) do not violate any judgment, injunction, writ, award, decree or order of any nature of any governmental or regulatory authority against, or binding upon, the Company or its subsidiaries.

          (c) This Letter Agreement has been duly executed and delivered by the Company, and constitutes, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     9.   Representations and Warranties of EFI.

          (a) EFI (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) has the requisite corporate power and authority to execute, deliver and perform its obligations under this Letter Agreement.


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                                                                               8


          (b) The execution, delivery and performance by EFI of this Letter Agreement and and the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action of EFI, (ii) do not contravene the terms of EFI's certificate of incorporation or bylaws, (iii) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien or encumbrance under, any material contractual obligation of EFI or its subsidiaries or any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other governmental or regulatory authority or stock exchange applicable to EFI or its subsidiaries and (iv) do not violate any judgment, injunction, writ, award, decree or order of any nature of any governmental or regulatory authority against, or binding upon, EFI or its subsidiaries.

          (c) This Letter Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of EFI, enforceable against it in accordance with its terms.

          (d) EFI has adequate cash on hand to fund its obligations under this Letter Agreement.

     10. Amendment. Any amendment, supplement or modification of or to any provision of the Letter Agreement, any waiver of any provision of the Letter Agreement, and any consent to any departure by the Company or EFI from the terms of any provision of the Letter Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and EFI and (ii) only in the specific instance and for the specific purpose for which made or given.

     11. Assignment. Neither this Letter Agreement nor the rights, duties and obligations of either party hereunder may be assigned by such party at any time, by operation of law or otherwise, without the prior written consent of the other party.

     12. Expenses. In addition to the Company's obligation to pay EFI fees as specified in Section 7(d) hereof, in any action or proceeding between the parties arising out of this Letter Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred.

     13. GOVERNING LAW. THE LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. THE COMPANY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK AND THE STATE OF NEW YORK. SERVICE OF PROCESS BY THE HOLDER IN CONNECTION WITH ANY DISPUTE SHALL BE BINDING ON THE COMPANY IF SENT TO THE COMPANY BY REGISTERED MAIL AT THE ADDRESS SPECIFIED IN THE EXISTING CREDIT AGREEMENT. THE COMPANY WAIVES ANY RIGHT THE COMPANY MAY HAVE TO JURY TRIAL.


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     14.  Counterparts. The Letter Agreement may be executed in two counterparts and by the parties hereto in separate counterparts, both of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile execution and delivery of this Letter Agreement is legal, valid and binding for all purposes.


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     Please confirm your acceptance of and agreement to the above terms by dating and signing this letter and returning one executed copy to the undersigned.

                                            Very truly yours,

                                            ELECTRONICS FOR IMAGING, INC.


                                            By:______________________________
                                               Name:  Joseph Cutts
                                               Title: Chief Financial Officer


ACCEPTED AND AGREED AS OF
THE DATE FIRST WRITTEN ABOVE:

PRINTCAFE SOFTWARE, INC.


By:__________________________
   Name:
   Title:

                                  SCHEDULE 7(b)

                                      Liens

                                  EXHIBIT 7(j)

                         REPRESENTATIONS AND WARRANTIES

     1.1 Organization, Good Standing and Qualification. Each Group Member is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business. Each Group Member is duly qualified as a foreign corporation or is otherwise duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would, either individually or in the aggregate, have a Material Adverse Effect.

     1.2 Subsidiaries; Joint Ventures. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity other than the Subsidiaries set forth on
Schedule 1.2. The Company, either directly or through one of its Subsidiaries, holds all of the issued and outstanding capital stock of each of the Subsidiaries. The Company is not a participant in any joint venture, partnership or similar arrangement.

     1.3 Authorization. All corporate action on the part of each Loan Party, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Letter Agreement, the performance of all obligations of the Company under the Letter Agreement and the authorization of the borrowing of the Letter Agreement on the terms and conditions of the Letter Agreement has been taken or will be taken prior to the Closing Date, shall constitute valid and legally binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. All corporate action on the part of each Loan Party and its predecessors, officers, directors, stockholders and subsidiaries necessary for the authorization, execution and/or delivery, as applicable, for all past corporate actions was obtained.

     1.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority of the United States is required in connection with the consummation of the transactions contemplated by the Letter Agreement, except for (i) consents, authorizations, filings and notices described in Schedule 1.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect [and (ii) the filings referred to in Section 1.24.] [OPEN]

     1.5 Litigation. Except as set forth on Schedule 1.5, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its Subsidiaries, or any basis therefor known to the Company, that questions the validity of the Letter Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect. Except as set forth on Schedule 1.5, neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth on Schedule 1.5, there is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's or its Subsidiaries' employees, their use in connection with the Company's or its Subsidiaries' business of any information or technologies allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

     1.6 Intellectual Property. Each Group Member owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes (collectively, "Intellectual Property Rights") necessary for its business without any conflict with, or infringement of, the rights of others. To the Company's knowledge, no third party is infringing or violating any Group Member's Intellectual Property Rights. Except as set forth on Schedule 1.6, the Company has not received any written communications alleging that any Group Member has violated or, by conducting its business, would violate any of the Intellectual Property Rights of any other person or entity. Except with respect to license agreements entered into in the ordinary course of a Group Member's business or as disclosed on Schedule 1.6, there are no outstanding options, licenses or agreements of any kind related to the foregoing, nor is any Group Member bound by, or a party to, any options, licenses or agreements of any kind with respect to Intellectual Property Rights of any other forms.

     1.7 Confidential Information and Invention Assignment Agreements. Each officer, independent contractor, consultant and employee of the Company (collectively, "Service Providers") has entered into an agreement with the Company regarding confidentiality, non-solicitation of employees and customers and assignment of all Intellectual Property Rights, technical information and other information developed and/or worked on by such Service Provider while employed or engaged with the Company (each, a "Confidentiality and Invention Assignment Agreement"). To the Company's knowledge, (i) no past or present Service Provider is in violation of any term of any Confidentiality and Invention Assignment Agreement between the Company and such Service Provider; and (ii) it is not nor will it be necessary to use any inventions of any of its Service Providers (or persons it currently intends to hire) made prior to their employment or engagement by the Company. Each Service Provider hired or engaged by the Company after the date hereof shall, prior to their employment or engagement with the Company, enter into a Confidentiality and Invention Assignment Agreement with the Company.

     1.8 Compliance with Other Instruments. No Group Member is in violation in any respect or default of any Requirements of Law, which violation or default is reasonably likely to result in a Material Adverse Effect. No event has occurred which with the passage of time or the giving of notice, or both, would constitute a material breach of or default under any of the foregoing, which material violation or breach or default is reasonably likely to result in a Material Adverse Effect. Except as set forth on Schedule 1.8, the execution, delivery and performance of the Letter Agreement and the consummation of the transactions contemplated thereby will not result in any such violation or breach or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, agreement, commitment, arrangement, license, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of any Loan Party. Except as set forth on Schedule 1.8, neither the execution or delivery of the Letter Agreement, nor the carrying on of any Group Member's business by the employees of such Group Member, nor the conduct of such Group Member's business as proposed, will conflict in any material respect with or result in a material breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such Group Member's employees is now obligated.

     1.9 Agreements; Action.

     (a) Except as set forth on Schedule 1.9, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, Affiliates or any Affiliate thereof (other than the Existing Credit Agreement and the other Loan Documents).

     (b) Except as explicitly contemplated by the Letter Agreement, and agreements entered into in the ordinary course of business or set forth on
Schedule 1.9, there are no agreements, understandings, instruments, contracts or proposed transactions to which any Group Member is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, any Group Member in excess of $50,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from any Group Member, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

     (c) Except as set forth on Schedule 1.9, no Group Member has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any Indebtedness in excess of $50,000 or in excess of $100,000 in the aggregate,
(iii) made any loans or advances to any person, other than ordinary advances to such Group Member's employees for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

     (d) Except as disclosed in Schedule 1.9, the Company has not entered into any binding letters of intent with any corporation, partnership, association, other business entity or any individual regarding (i) the consolidation or merger of the Company with or into any such corporation or other business entity, (ii) the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of transactions in which more than 50% of the voting power of the Company is disposed of, or (iii) any other form of acquisition, liquidation, dissolution or winding-up of the Company.

     1.10 No Conflict of Interest. No Group Member is indebted, directly or indirectly, to any of its officers or directors, in any amount whatsoever, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. Except as set forth on Schedule 1.10, none of any Group Member's officers or directors are, directly or indirectly, indebted to such Group Member (other than in connection with purchases of such Group Member's stock) or, to the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which any Group Member is affiliated or with which any Group Member has a business relationship, or any firm or corporation which competes with any Group Member (other than ownership of stock in, but not exceeding two percent (2%) of the outstanding capital stock of, any publicly traded company that competes with such Group Member). To the Company's knowledge, except as set forth on Schedule 1.10, none of any Group Member's officers or directors is, directly or indirectly, interested in any material contract with any Group Member. Except as set forth on Schedule 1.10, no Group Member is a guarantor of any Indebtedness of any other person, firm or corporation.

     1.11 Title to Property and Assets. Each Group Member has good and valid title to all of its properties and assets, both real and personal, and has good title to all its leasehold interests, in each case free and clear of all Liens, except for Permitted Liens and Liens to secure the Existing Transaction Documents, the Hagen Debt, the M Data Debt and the National City Debt. Each Group Member owns or leases all properties and assets reasonably necessary to the operation of its business as now conducted. With respect to the property and assets it leases, each Group Member is in compliance with such leases and, to such Group Member's knowledge, holds a valid leasehold interest free of any Liens, except for Permitted Liens.

     1.12 Financial Statements. The consolidated balance sheet, statement of operations and statement of cash flows of the Company for the fiscal year ended December 31, 2002 (collectively, the "Financial Statements") have been prepared in accordance with GAAP consistently applied (except that the unaudited financial statements do no contain footnotes and are subject to normal year-end audit adjustments). The Financial Statements are complete in all material respects and in accordance with the books and records of the Group Members and fairly present the financial condition and operating results of the Group

Members as of the dates, and for the periods, indicated therein (except that the unaudited financial statements do no contain footnotes and are subject to normal year-end audit adjustments). Except as set forth in the Financial Statements, no Group Member has any material liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to December 31, 2002, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements.

     1.13 Changes. Except as set forth on Schedule 1.13, since December 31, 2002 there has not been:

     (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had, in the aggregate, a Material Adverse Effect;

     (b) any damage, destruction, loss or other occurrence or development that has had a Material Adverse Effect;

     (c) any waiver or compromise by the Company of a valuable right or any material debt owed to it;

     (d) except as contemplated in connection with the Letter Agreement or the Business Combination, any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, business, properties or financial condition or operating results of the Company;

     (e) any material change or amendment to a material contract or agreement by which the Company or any of its assets or properties is bound or subject;

     (f) any material change or amendment in any compensation arrangement or agreement with any employee, officer, director or stockholder;

     (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

     (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company, is not aware of any impending resignation or termination of employment of any such officer or key employee;

     (i) except as contemplated in connection with the Letter Agreement or the Business Combination, any transfer of a security interest in, or Lien, created by any Group Member, with respect to any of its material properties or assets, except for Permitted Liens;

     (j) except as contemplated in connection with the Letter Agreement or the Business Combination, any loans or guarantees made by any Group Member to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

     (k) except with respect to the Rights Plan, any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

     (l) to the Company's knowledge, any other event or condition of any character that might have a Material Adverse Effect; or

     (m) any arrangement or commitment by the Company to do any of the things described in this Section 1.13.

     1.14 Distributions. Except with respect to the Rights Plan, there has been no declaration or payment by the Company of any dividend, nor any distribution by the Company of any assets of any kind, to any of its stockholders.

     1.15 Tax Returns and Payments. Except as set forth on Schedule 1.15, each Group Member has filed all tax returns and reports as required by applicable law and such tax returns and reports are true and correct in all material respects. Except as set forth on Schedule 1.15, each Group Member has paid all taxes, fees, assessments and other governmental charges upon such Group Member, or upon any of its properties, income, or franchises, shown in such returns and on assessments received by such Group Member to be due as of the date hereof and no such taxes or assessments are being contested.

     1.16 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, and the Company has such other insurance policies and coverages as are customary in the Company's industry.

     1.17 Employee Benefit Plans. Schedule 1.17 sets forth all currently effective employment contracts, deferred compensation arrangements, bonus plans, incentive plans, profit sharing plans, retirement agreements or other employee compensation agreements. No Group Member has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

     1.18 Labor Agreements and Actions. No Group Member is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of such Group Member, has sought to represent any of the employees, representatives or agents of such Group Member. There is no strike or other labor dispute involving any Group Member pending, or to the knowledge of such Group Member threatened, which could have a Material Adverse Effect, nor is any Group Member aware of any labor organization activity involving its employees. Except as set forth on Schedule 1.18, the employment of each officer and employee of each Group Member is terminable at the will of such Group Member. The service of each consultant and independent contractor is terminable by such Group Member upon not more than thirty (30) days prior written notice. To its knowledge, each Group Member has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

     1.19 Compliance with Environmental Requirements. To the Company's knowledge, it has obtained all material permits, licenses and other authorizations required under federal, state and local laws relating to pollution or protection of the environment. The Company has not violated any applicable Environmental Law, the violation of which is reasonably likely to result in a material adverse change in the financial condition, assets, liabilities, operations or financial performance of the Company. To the knowledge of the Company, there are no present requirements of any applicable Environmental Law which are due to be imposed upon it which will materially increase its cost of complying with the Environmental Laws. All past on-site generation, treatment, storage and disposal of Waste, including Hazardous Waste, by the Company and, to its knowledge, by its predecessors have been done in compliance with the currently applicable Environmental Laws, and all past off-site treatment, storage and disposal of Waste, including Hazardous Waste, generated by the Company and, to its knowledge, by its predecessors have been done in compliance with the currently applicable Environmental Laws. As used in the Letter Agreement, the terms (i) "Environmental Laws" include, but are not limited to, any federal, state, local or foreign law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities, including, without limitation, (a) the emission, discharge, release or spilling of any substance into the air, surface water, groundwater, soil or substrata; (b) the manufacturing, processing, sale, generation, treatment, storage, disposal labeling or other management of any Waste, Hazardous Substance or Hazardous Waste, and (ii) "Waste," "Hazardous Substance," and "Hazardous Waste" include any substance defined as such by any applicable Environmental Law.

     1.20 Permits. Each Group Member has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could result in a Material Adverse Effect and, to its knowledge, it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Except as set forth on Schedule 1.20, no Group Member is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     1.21 Compliance with Other Laws. Except as set forth on Schedule 1.21, the Company has complied in all material respects with all laws, statutes, rules, regulations and orders of federal, state, local and foreign agencies and authorities, applicable to its business, properties and operations.

     1.22 Federal Regulations. No part of the proceeds of the Term Loan, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by the Lender, the Company will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

     1.23 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                              DISCLOSURE SCHEDULES


     The disclosures made in the following schedules or in documents that have been previously delivered or made available to EFI are intended to provide information to supplement or complete certain representations and warranties made by the Company in the Letter Agreement to which these Disclosure Schedules are attached. All capitalized terms used in these Disclosure Schedules and not otherwise defined herein shall have the meanings ascribed to them in the Letter Agreement.

     References to any document are to such document as amended as of the date of the Letter Agreement. All descriptions in the attached schedules of documents that have been previously delivered or made available to the Purchasers or their counsel are qualified in their entirety by reference to the actual provisions.

     In preparing certain parts of these Disclosure Schedules, the Company has provided information not necessarily called for by the Letter Agreement but which seemed relevant or possibly useful to EFI, even though the Company does not believe all such information to be material to its business or financial condition. In no event shall the listing of such agreements or other matters in these Disclosure Schedules be deemed or interpreted to broaden or otherwise amplify the Company's representations and warranties, covenants or agreements contained in the Letter Agreement, and nothing in these Disclosure Schedules shall influence the construction or interpretation of any of the representations and warranties contained in the Letter Agreement.

                                  SCHEDULE 1.2

                          SUBSIDIARIES; JOINT VENTURES


1.   Printcafe Europe Ltd.

2.   printCafe Systems, Inc., a Delaware corporation

3.   M Data, Inc., an Arizona corporation

4.   printCafe IP Management, Inc., a Delaware corporation

5.   printCafe Pty. Ltd.

                                  SCHEDULE 1.4

                              GOVERNMENTAL CONSENTS

None.

                                  SCHEDULE 1.5

                                   LITIGATION


1. Jerry Creteau v. Prograph Systems, Inc. (a predecessor to the Company) - Mr. Creteau was terminated in August 1999. In connection with his termination, Mr. Creteau alleged breach of his employment contract and age discrimination. The lawsuit was filed in August 2000. Mr. Creteau claimed damages of $127,500, bonus entitlement, stock options, vacation, health insurance, interest, costs and attorney fees.

2. Dayton Legal Blank ("DLB") - DLB alleges that a former customer of a subsidiary of the Company breached its obligations pursuant to a license agreement. The parties have tentatively agreed to settle the matter for the payment of $50,000 to DLB.

3. Robyn Wise - Ms. Wise is a former employee of the Company who has alleged that she was improperly terminated. To the Company's knowledge, no legal action has been filed.

4. MOHN Media-Mohndruck Gmbh ("MOHN Media"), a subsidiary Bertelsmann, has alleged that the Company breached the terms of an agreement between the parties. To the Company's knowledge, no legal action has been filed. The Company has engaged in settlement discussions with MOHN Media and offered to refund a license fee paid by MOHN Media and provide MOHN Media with certain software.

5. The Company has received a letter from counsel to e-LYNXX Corporation ("ELC") alleging that certain of the Company's competitive bidding print procurement systems infringe upon a patent held by ELC (Registration No. 6,397,197). There has been further correspondence from ELC since April 2002.

6. The Company entered into a consent decree with Quad Graphics which prohibits the Company from stating that Quad Graphics is a customer of the Company or uses the Company's products.

7. The Company's Minneapolis office is undergoing an OSHA audit for 2003 pursuant to which the Company is required to track and report safety violations for work-related injuries. The Minneapolis office was selected randomly by OSHA and the audit is not part of any formal action.

                                  SCHEDULE 1.6

                              INTELLECTUAL PROPERTY


1. License Agreement dated March 9, 2000 between Henry B. Freedman and the Company.

2. The Group Members license intellectual property owned by such Group Members in the ordinary course of business.

3. License Agreement dated December 31, 2001 among Michael Miller, Neil Miller and printCafe Systems.

4. Patent License Agreement dated as of October 31, 2002 between ImageX, Inc. and Printcafe Systems.

5. IP Purchase and License Agreement dated October 27, 2002 by and among Creo Inc., the Company and Printcafe Systems.

6. The Company has entered into a Master Software Escrow Agreement with DSI Technologies for the benefit of certain of the Company's customers.

7. The Company's intellectual property is encumbered by security agreements entered into with National City, Iris, the Hagen Noteholders and the holders of the M Data Debt.

                                  SCHEDULE 1.8

                        COMPLIANCE WITH OTHER INSTRUMENTS


1. The execution of the Letter Agreement and consummation of the related transactions may require the consent of the following Persons:

     (a)  NCB pursuant to the NCB Debt;

     (b) Michael J. Miller and Neil G. Miller pursuant to the Security Agreement executed by M Data, Inc. in connection with the M Data Debt;

     (c)  Hagen Noteholders pursuant to the Hagen Debt; and

     (d)  Iris pursuant to the Existing Credit Facility and related documents.

                                  SCHEDULE 1.9

                               AGREEMENTS; ACTION


1.   Stock Purchase Agreements with Employees:

     (a) Founder Stock Purchase Agreement dated as of March 11, 1999 between the Company and Marc Olin.

     (b) Founder Stock Purchase Agreement dated as of November 8, 1999 between the Company and William Guttman.

     (c) Founder Stock Purchase Agreement dated as of November 8, 1999 between the Company and Ron Hyland.

     (d) Founder Stock Purchase Agreement dated as of November 8, 1999 between the Company and Francis Stock.

     (e) Founder Stock Purchase Agreement dated as of November 8, 1999 between the Company and Eugene Delage.

     (f) Founder Stock Purchase Agreement dated as of March 11, 1999 between the Company and Elizabeth Jones.

     (g) Founder Stock Purchase Agreement dated as of December 22, 1999 between the Company and Joseph J. Whang.

2.   Employment Agreements:

     (a) Employment Agreement dated as of January 1, 2002 between the Company and Marc Olin.

     (b) Employment Agreement dated as of January 1, 2002 between the Company and Ron Hyland.

     (c) Employment Agreement dated November 8, 1999 between the Company and Francis Stock, as amended.

     (d) Employment Agreement dated as of January 1, 2002 between the Company and Joseph J. Whang.

     (e) Employment Agreement dated as of January 1, 2002 between the Company and Devitt Kramer.

     (f) Employment Agreement dated January 25, 2000 between the Company and David LeMaster, as amended.

     (g) Employment Agreement dated March 9, 2000 between the Company and Robert Bierwagen.

     (h) Employment Agreement dated March 8, 2000 between the Company and Udi Arieli.

     (i) Employment Agreement dated April 7, 2000 between the Company and Nicholas Orem.

     (j) Employment Agreement dated January 27, 2000 between Programmed Solutions, Inc. and Douglas Belkofer.

     (k) printCafe Systems has agreed to severance benefits to Michael Naumuk through June 30, 2003.

     (l) Employment Agreement dated as of January 15, 2001 between printCafe Systems, Inc. and Alexander Zatko.

     (m) Employment Agreement dated as of March 10, 2000 between M Data, Inc. and Michael Miller, as amended.

     (n) Employment Agreement dated as of March 10, 2000 between M Data, Inc. and Neil Miller, as amended.

     (o) Employment Agreement dated as of March 10, 2000 between M Data, Inc. and Michael McClain, as amended.

     (p) Employment Agreement dated June 6, 2001 between printCafe Systems, Inc. and Peter Kolarov.

     (q) The Company entered into the following agreements with William Guttman in connection with the termination of Mr. Guttman's employment agreement:

          (i) Separation and Mutual General Release Agreement dated April 26, 2001.

          (ii) Secured Promissory Note dated April 26, 2001 issued by William Guttman in favor of the Company.

          (iii) Option Agreement dated April 26, 2001.

          (iv) Unsecured Promissory Note dated April 26, 2001 issued by the Company. in favor of William Guttman.

     (r) The Company has offered stay bonuses and moving incentives to certain developers in the Company's Norwalk, CT office in connection with the Company's planned closing of such office in June 2003.

     (s) printcafe Systems has agreed to severance benefits to Thomas Hardy through March 15, 2003.

     (t) printcafe Systems has agreed to severance benefits to David Janke through February 28, 2003.

     (u) Printcafe Systems has agreed to severance benefits to John Mellquist through May 15, 2003.

3. Loan Agreements executed in connection with the purchase of shares of capital stock by employees of the Company:

     (a) Loan Agreement dated November 8, 1999 between the Company, as lender, and Marc Olin, as Company, in the original amount of $99,282.04.

     (b) Loan Agreement dated November 8, 1999 between the Company, as lender, and William Guttman, as borrower, in the original amount of $380,581.16.

     (c) Loan Agreement dated November 8, 1999 between the Company, as lender, and Ronald Hyland, as borrower, in the original amount of $36,535.73.

     (d) Loan Agreement dated November 8, 1999 between the Company, as lender, and Francis Stock, as borrower, in the original amount of $97,585.09.

     (e) Loan Agreement dated November 8, 1999 between the Company, as lender, and Eugene Delage, as borrower in the original amount of $62,100.

     (f) Loan Agreement dated December 22, 1999 between the Company, as lender, and Joseph Whang, as borrower, in the original amount of $1,048,826.30.

4. The Company has entered into Indemnification Agreements with certain of its officers and directors.

5.   Debt Instruments:

     (a) Term Loan Agreement dated July 6, 1999 between the Company and NCB in the original principal amount of $900,000. The Term Loan Agreement is secured by a general security interest in all the assets of the Company.

     (b) Demand Line of Credit dated May 25, 2000 between the Company and NCB providing for the Company to borrow up to $2,000,000. The Demand Line of Credit is secured by a general security interest in all the assets of the Company.

     (c)  The M Data Debt and related security agreement.

     (d)  The Hagen Debt and related security agreement.

     (e)  The Existing Credit Facility and related security agreement.

6.   Real Property Leases:

     (a) Lease dated January 25, 2000 between printCafe Systems, Inc. and 24th Street Associates, LLP, for certain office space located on the second floor of the building located at 40 24th Street, Pittsburgh, Pennsylvania, as amended.

     (b) Lease Agreement dated April 28, 1995 between printCafe Systems, Inc. and 24th Street Associates, LLP, for certain office space located on the fifth floor of the building located at 40 24th Street, Pittsburgh, Pennsylvania, as amended.

     (c) Sublease dated August 24, 2001 between printCafe Systems, Inc. and Stargate Industries, L.L.C. pursuant to which printCafe Systems, Inc. subleases its office space on the Fifth Floor of the building located at 40 24th Street, Pittsburgh, Pennsylvania to Stargate Industries.

     (d) Sublease dated August 24, 2001 between printCafe Systems, Inc. and Stargate Industries, L.L.C. pursuant to which printCafe Systems, Inc. subleases certain office space located on the first floor of the building located at 40 24th Street, Pittsburgh, Pennsylvania from Stargate Industries.

     (e) Standard Form Commercial Lease dated June 28, 1999, between printCafe Systems, Inc. and Unicorn Realty Trust for certain office space located at 195 Rockland Street, Hanover, Massachusetts.

     (f) Agreement of Lease dated May __, 1998 [date blank in original] between the Programmed Solutions, Inc. and Prime Development Group, LLC, for certain office space located at 40 Richards Avenue, Norwalk, Connecticut.

     (g) Real Property Lease Agreement, dated January 5, 1999, between Programmed Solutions, Inc. and 2266 Lava Ridge Court, LTD, for the office space located at 2260 Lava Ridge Court, Suite 102, Roseville, California.

     (h) Sublease dated May 31, 2002, between Creo Americas, Inc and the Company pursuant to which the Company subleases certain office space located at 6250 River Road, Rosemont, Illinois, from Creo Americas, Inc.

     (i) Lease dated May 1, 1998 between M Data, Inc. and Grampion Management LLC for the lease of the real property located at 451 N. Dean Ave., Chandler, AZ.

     (j) Sublease dated June 28, 2002, between Programmed Solutions, Inc. and Workstream, Inc. pursuant to which Workstream, Inc. subleases certain office space located at 40 Richards Avenue, Norwalk, Connecticut, from Programmed Solutions, Inc.

     (k) Lease Agreement dated February 1, 2000 between printCafe Systems, Inc. and Rialto Investments, LLP for the building located at 6438 City West Parkway, Eden Prairie, MN.

     (l) Lease Agreement between Logic Associates, Inc. and Etna Road Associates for the office building located at 112 Etna Road, Lebanon, NH 03766.

     (m) Lease Agreement between Logic Associates, Inc. and Ms. E. L. Little for an office located at 281A St. Leonards Rd., New Windsor, Berkshire, U.K., as amended

     (n) Temporary Lease Agreement dated June 11, 2002 between Programmed Solutions, Inc. and Mack-Cali Realty, L.P. for 3,478 square feet on the fifth floor of 40 Richards Avenue, Norwalk, CT.

7. Equipment Lease Agreements between printCafe Systems, Inc. and the following lessors, each of which is secured by a general security interest in the lease assets:

     (a)  Norstar Financial Services

     (b)  Siemens Financial Services, Inc.

     (c)  Fidelity Credit Corporation

8. Equipment Lease Agreements between printCafe Systems, Inc. and National Fleet Leasing Corp. for the lease of an automobile.

9. Software Licensing Agreement between Programmed Solutions, Inc. and Macola for the use of system integrated accounting software.

10. Fifth Amended and Restated Investors' Rights Agreement dated as of December 31, 2001 among the Company and the parties listed on the signature page thereto.

11.  Strategic Alliance and Other Marketing Agreements:

     (a) Amended and Restated Strategic Alliance Agreement, dated December 31, 2001 between the Company and Creo Products Inc.

     (b) 2002 Sales Channel Agreement dated as of January 1, 2002 among Creo Products Inc., CreoScitex America, Inc. and the Company.

     (c) Marketing Alliance Agreement dated March 7, 2000 between printCafe Systems, Inc. and Andersen Consulting LLP.

     (d) Marketing Alliance Agreement dated as of January 4, 2001 between CoNext Holdings, Inc. and printCafe Systems, Inc. and related Reseller Agreements executed in connection with the sale of e-commerce services to Clorox Corporation and Guardian Life Insurance Company.

     (e) Strategic Alliance Agreement dated as of April 17, 2000 between Hewlett-Packard Company and printCafe Systems, Inc.

     (f) Strategic Alliance Agreement dated October 23, 2001 between SMARTworks.com, Inc. and printCafe Systems, Inc.

     (g) Authorized Reseller Agreement dated as of December 11, 2001 between printCafe Systems, Inc. and Horizon Systems Pty. Ltd.

12. The Company has entered into Warrant Agreements with the following companies for the following amounts of warrants (amounts are adjusted for stock splits and conversion into common stock, if applicable):

     A.   Time Warner - 1,501

     B.   Time Warner - 13,513

     C.   Accenture Technology Ventures - 7,833

     D.   Accenture Technology Ventures - 6,756

     E.   Sheridan Group - 1,501

     F.   Orrick, Herrington & Suttcliffe - 1,501

     G.   Hewlett-Packard - 375

     H.   Primedia Inc. - 1,251

     I.   Transcontinental - 3,753

     J.   Mellon Ventures II, L.P.:

          (i)   1,876

          (ii)  1,876

          (iii) 3,753

          (iv)  4,692

          (v)   10,145

     K.   Creo SRL:

          (i)   1,876

          (ii)  1,876

          (iii) 4,692

          (iv)  10,145

     L.   CoNext Holdings, Inc. - 37,537

     M.   Credit Suisse First Boston - 13,527

     N.   Constellation Software, Inc. - 3,378

13. Agreement dated October 30, 2000 between the Company and Creo SRL re: filing fees under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act").

14. Master Agreement dated July 23, 2001 between printCafe Systems, Inc. and AT&T Corporation.

15. Managed Network Agreement dated August 22, 2001 between Stargate Industries, L.L.C. and printCafe Systems, Inc.

16. Master Services Agreement dated June 7, 2001 between printCafe Systems, Inc. and Exodus Communications, Inc.

17. Microsoft Enterprise Enrollment Agreement dated December 23, 2000 between printCafe Systems, Inc. and Microsoft Corporation and related agreements, as amended.

18. License Agreement dated December 13, 2000 between Pantone, Inc. and printCafe Systems, Inc., as amended

19. Services Resale Agreement dated as of June 27, 2001 between WebEx Communications, Inc. and printCafe Systems, Inc., as amended

20. Asset Purchase Agreement dated January 11, 2001 between printCafe Systems, Inc. and Strings, Inc.

21. Asset Purchase Agreement dated May 14, 2001 between M Data, Inc. and Sherwood Partners, Inc. for the intellectual property assets formerly owned by Impresse Corporation.

22. License Agreement dated July 19, 2001 between printCafe Systems, Inc. and Archistra, Inc.

23. Professional Services Agreement dated July 19, 2001 between the printCafe Systems, Inc. and Archistra, Inc.

24. Oracle Term License Agreement dated May 22, 2000 between printCafe Systems, Inc. and Oracle Credit Corporation.

25. Big Pond Select Server Agreement dated December 5, 2000 between Telstra Corporation Limited and printCafe Pty. Ltd.

26. Letter Agreement dated as of January 31, 2003 among UBS Warburg LLC, the Company and the Special Committee of the Company's Board of Directors.

27. License Agreement dated March 9, 2000 between the Company and Henry B. Freedman.

28. Ariba Logo License Agreement dated October 12, 2000 between printCafe Systems, Inc. and Ariba, Inc.

29. Master Professional Services Agreement dated as of September 13, 2001 between RWD Technologies, Inc. and printCafe Systems, Inc.

30. Asset Purchase Agreement dated October 23, 2002 between printChannel, Inc. and Printcafe Systems.

31. OEM License Agreement dated February 11, 2003 between Crystal Decisions, Inc. and Printcafe Systems.

32. The Company has adopted the Rights Plan which provides for a stock dividend under certain circumstances.

                                  SCHEDULE 1.10

                             NO CONFLICT OF INTEREST


1. See the Employment Agreements between the Company and various officers and directors of the Company set forth on Schedule 1.9.

2. See the Loan Agreements between the Company and various officers and directors of the Company set forth on Schedule 1.9.

3. See the Founder Stock Purchase Agreements between the Company and various officers and directors of the Company set forth on Schedule 1.9.

4. See the Indemnification Agreements between the Company and various officers and directors of the Company set forth on Schedule 1.9.

5. See the 2002 Sales Channel Agreement, Amended and Restated Strategic Alliance Agreement and agreement with respect to the payment of fees under the HSR Act set forth on Schedule 1.9.

6.   See agreements with William Guttman set forth on Schedule 1.9.

7.   The Company has guaranteed the M Data Debt.

8. The Company has guaranteed the Lease Agreement dated February 1, 2000 between printCafe Systems, Inc. and Rialto Investments, LLP

                                  SCHEDULE 1.13

                                     CHANGES


1.   The Company has adopted the Rights Plan

2. The Company has agreed to pay each member of the Special Committee of the Board of Directors $5,000 per month.

3. The Company has entered into retention agreements with certain members of senior management of the Company.

                                  SCHEDULE 1.15

                            TAX RETURNS AND PAYMENTS

                                  SCHEDULE 1.17

                             EMPLOYEE BENEFIT PLANS

1. The Company maintains a discretionary matching 401(k) Retirement Plan through CIGNA for the benefit of its employees.

2. The Company provides employee medical and prescription benefits through Highmark Blue Cross Blue Shield for the benefit of its employees.

3. The Company provides employee dental benefits through Metlife for the benefit of its employees.

4. The Company provides employee vision benefits through Highmark Blue Cross Blue Shield Optichoice for the benefit of its employees.

5. The Company provides employee life insurance benefits through Jefferson Pilot for the benefit of its employees.

6. The Company provides employee disability insurance benefits through Jefferson Pilot for the benefit of its employees.

7. The Company provides supplemental employee disability insurance benefits through UNUM for the benefit of a select group of employees.

8. The plans listed in Nos. 1 though 7 of this Schedule 1.17 are Employee Benefit Plans as defined in the Employee Retirement Income Security Act of 1974.

9. The Company provides access to a Section 529 Education Plan administered by Alliance Capital for the benefit of its employees.

10.  1999 Stock Option Plan.

11. Non-compliance with I.R.S. Form 5500 filing requirement for 1998 with respect to PSI's 401(k) Retirement Plan.

12.  See the employment agreements and severance obligations set forth on
     Schedule 1.9.

13.  2000 Incentive Stock Plan.

14.  2002 Employee Stock Purchase Plan

15.  2002 Executive Management Stock Incentive Plan

16.  2002 Incentive Stock Plan.

17. Logic Associates, Inc., which was acquired by the Company in April 2000, failed to file Form 5500's for plan years 2000 and 2001.

                                  SCHEDULE 1.18

                          LABOR AGREEMENTS AND ACTIONS


1.   See the employment agreements and severance obligations set forth on
     Schedule 1.9 and retention agreements described on Schedule 1.13.

                                  SCHEDULE 1.20

                                     PERMITS


1. Non-compliance with I.R.S. Form 5500 filing requirement for 1998 with respect to Programmed Solutions, Inc. ("PSI") 401(k) Retirement Plan.

                                  SCHEDULE 1.21

                           COMPLIANCE WITH OTHER LAWS


1. Non-compliance with I.R.S. Form 5500 filing requirement for 1998 with respect to PSI 401(k) Retirement Plan.

2.   Suspension of PSI by State of Oklahoma Tax Commission, November 10, 1999.

3. Logic Associates, Inc., which was acquired by the Company in April 2000, failed to file Form 5500's for plan years 2000 and 2001.